                                  EXHIBIT 99.1

For Immediate Release

                                                    Bank Contact: Paul A. Miller
                                                                  (978) 725-7555


                                 LSB Corporation
                              Dividend Yield 3.04%

NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - July 23, 2004, LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on July 22, 2004. The Board voted to pay a cash dividend of $0.13 per share on its outstanding shares of common stock payable on August 19, 2004 to shareholders of record at the close of business on August 5, 2004. This represents a 3.04% dividend yield based on the stock price at the close of business on July 22, 2004.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.